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                                                                      Exhibit #1

                                                                          FORM 9
                        BUSINESS CORPORATIONS ACT
                                  (SECTION 179)

ALBERTA
CONSUMER AND CORPORATE AFFAIRS                          ARTICLES OF AMALGAMATION
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1.       NAME OF AMALGAMATED CORPORATION       2.      CORPORATE ACCESS NO.

         BIRCH MOUNTAIN RESOURCES LTD.                 20679269

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3.       THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE
         CORPORATION IS AUTHORIZED TO ISSUE:

         The Corporation is authorized to issue an unlimited number of shares designated as Common Shares, an unlimited number of shares designated as Non-Voting Shares and an unlimited number of shares designated as Preferred Shares.

         (a) Common Shares and Non-Voting Shares

         The Common Shares and the Non-Voting Shares shall have attached to them the rights, privileges, restrictions and conditions as hereinafter set forth.

         (i) Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation. Each holder of Common Shares is entitled to 1 vote for each Common Share held.

         Except when required under the Business Corporations Act (Alberta), a holder of a Non-Voting Share is not, as such, entitled to receive notice of, sign a requisition for, aid in the calling of, attend or vote at meetings of shareholders of the Corporation. A holder of a Non-Voting Share is not, as such, entitled to participate in the management of the Corporation.

         (ii) Subject to the rights, privileges, restrictions and conditions attached to any Preferred Share of the Corporation, the directors may from time to time declare a dividend, and the Corporation shall pay thereon out of money of the Corporation properly applicable to the payment of the dividend, a limited dividend payable to the holders of the Common Shares or the Non-Voting Shares to the exclusion of the holders of the remaining class of shares, or a general dividend payable to the holders of both the Common Shares and the Non-Voting Shares. For the purpose of these articles, the holders of a particular class of shares entitled to receive a limited dividend shall be determined from time to time by the directors whose determination shall be conclusive and binding upon the Corporation and the holders of Common Shares and Non-Voting Shares.

         (iii) Subject to the rights, privileges, restrictions and conditions attached to any Preferred Shares of the Corporation in the event of liquidation, dissolution or winding-up of the Corporation or upon any distribution of the assets of the Corporation among its shareholders being made (other than by way of dividend of out money properly applicable to the payment of dividends) the holders of each of the Common Shares and Non-Voting Shares shall be entitled to share equally.
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                                                        ARTICLES OF AMALGAMATION
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         (b) Preferred Shares

         The Preferred Shares shall have attached to them, as a class, the rights, privileges, restrictions and conditions as hereinafter set forth.

         (i) The directors of the Corporation may, from time to time, issue the Preferred Shares in one or more series, each series to consist of the number of shares as may before issuance thereof, be determined by the directors.

         (ii) The directors of the Corporation may, by resolution (subject as provided in these articles) fix before issuance the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights, (if any) and any sinking fund, purchase fund or other provision attaching to the Preferred Shares of that series. No shares of any series shall be issued until the directors have filed articles of amendment with the Registrar of Corporations, or such designated person in any other jurisdiction in which the Corporation may be continued.

         (iii) If any cumulative dividends or amount payable on return of capital in respect of a series of shares are not paid in full, the shares of all series participate ratably in respect of accumulated dividends and return of capital.

         (iv) The Preferred Shares are entitled to preference over the Common Shares, the NonVoting Shares and any other shares of the Corporation ranking junior to the Preferred Shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given other preferences over the Common Shares, Non-Voting Shares and any other shares of the Corporation ranking junior to the Preferred Shares as may be fixed by the resolution of the directors as to the respective series authorized to be issued.

         (v) The Preferred Shares of each series rank on a parity with the Preferred Shares of every other series with respect to priority and payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, exclusive of any conversion rights that may affect the aforesaid.

         (vi) No dividends may at any time be declared, paid or set apart for payment on any shares of the Corporation ranking junior to the
         Preferred Shares unless all dividends, if any, up to and including the dividends payable for the last completed period for which the dividends are payable on each series of Preferred Shares then issued and outstanding, have been declared and paid or set apart for payment at the date of the declaration, payment or setting apart for payment on the shares of the Corporation ranking junior to the Preferred Shares. The Corporation may not call for redemption, redeem, purchase for cancellation,
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                                                        ARTICLES OF AMALGAMATION
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         reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividends payable, if any, for the last completed period for which the dividends are payable on each series of the Preferred Shares then issued and outstanding have been declared and paid or set apart for payment at the date of the call for redemption, purchase, reduction or other payment.

         (vii) Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the Business Corporations Act (Alberta) if the directors so provide in the resolution of the directors relating to the issuance of the Preferred Shares of that series, and upon any other terms or conditions that may be specified in the designations, rights, privileges, restrictions and conditions attached to the Preferred Shares of that series as provided in the resolution of the directors and the articles of amendment relating to the issuance of that series.

         (viii) The holders of the Preferred Shares are not, as such, entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized.

         (ix) No class of shares may be created or rights and privileges increased to rank in parity or priority with the Preferred Shares with regard to the rights and privileges thereof and without limiting the generality of the foregoing, capital and dividends, without the approval of the holders of the Preferred Shares as required under the Business Corporations Act (Alberta).

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4.       RESTRICTIONS IF ANY ON SHARE TRANSFERS:

         None.

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5.       NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

         There shall be a minimum of one (1) director and a maximum of fifteen
         (15).

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6.       RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

         None.

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7.       OTHER PROVISIONS, IF ANY:

         The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

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                                                        ARTICLES OF AMALGAMATION
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8.       NAME OF AMALGAMATING CORPORATIONS:          CORPORATE ACCESS NO.:

         BIRCH MOUNTAIN RESOURCES LTD.               20628484

         BIRCH MOUNTAIN MINERALS LTD                 20595198

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9.       DATE                    SIGNATURE                 TITLE



         December 20, 1995       /s/ Douglas Rowe          Director
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                                 Douglas Rowe

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FOR DEPARTMENTAL USE ONLY                                                  FILED